Exhibit 10.6

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STATEMENT OF WORK No. 7

Vendor: TRX, Inc., a Georgia corporation, located at 2970 Clairmont Road, Suite 300, Atlanta, GA 30329 (“TRX”)

Statement of Work (“SOW”) No.: 7 (CW222583)

Master Agreement No. (“Agreement”): CW143537

Date of SOW: The Effective Date of this SOW is February 18, 2011.

This SOW is issued pursuant to the above referenced Agreement entered into with the above named Vendor. Any term not otherwise defined herein, shall have the meaning specified in the Agreement.

TRX provides data consolidation and reporting services to its customers. AXP wishes to private label these services and allow AXP’s Customers to utilize these services through AXP under the terms and conditions set forth in this SOW and the Agreement.

SERVICES: Attached hereto as Exhibit A.

SERVICE LEVEL AGREEMENT: Attached hereto as Exhibit B.

VENDOR KEY PERSONNEL AND PROJECT MANAGERS: Attached hereto as Exhibit C.

FEES: Attached hereto as Exhibit D.

VENDOR THIRD PARTY PROVIDERS: Attached hereto as Exhibit E.

SERVICES/SYSTEMS ENCRYPTION INFORMATION SCHEDULE: Attached hereto as Exhibit H.

MINIMUM TERMS /CONDITIONS FOR AXP AGMT’S WITH CUSTOMERS: Attached hereto as Exhibit I.

APPLICABILITY OF BUSINESS CONTINUATION REQUIREMENTS AND DISASTER RECOVERY PROVISIONS: (Section 13). Applicable as per Exhibit G and Schedule 4 to Statement of Work No. 1.

APPLICABILITY OF MASTER AGREEMENT ESCROW PROVISION: Not Applicable to this SOW.

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ADDITIONAL PROVISIONS AND CONDITIONS:

1.	ADDITIONAL DEFINITIONS.

a. “Authorized User(s)” means any individual or entity to whom AXP has granted access to the Services.

b. “Data Enhancements” means any of the following *

c. “Data Source” means a Data Type received by TRX from a Data Supplier.

d. “Data Supplier” or “Data Provider” means an entity (e.g. Sabre, CWT, etc) providing TRX with AXP Data by Data Type to be utilized in the performance of the Services.

e. “Data Type” means the specific type of data (e.g. GDS Pre-Trip, Agency Post-Trip Back-Office, Credit Card, etc.) as further described in Exhibit A.

* CONFIDENTIAL TREATMENT REQUESTED

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f. “Services” means those services described in Exhibit A, which may also be referred to as the “TRAVELTRAX Services”.

g. “Software” means the software, if any, described on Exhibit A.

h. “Transaction” consists of any invoice detail line item including, but not limited to, a PNR, service fee, debit memo, credit memo, unique financial transaction, ticket exchange, or pre-paid item. See below for examples: *

2.	PROVISION OF TRAVELTRAX SERVICES.

2.1 Services. AXP is engaging TRX to provide the TRAVELTRAX Services as detailed herein to AXP’s Customers. This SOW to the Agreement provides the terms and conditions under which each such Customer shall have access to and use of the TRAVELTRAX Services. AXP shall be responsible for the actions of its Customers with respect to the utilization of the TRAVELTRAX Services, and no AXP Customer shall have access to and use of the TRAVELTRAX Services until such time as AXP has terms and conditions in place with such Customer at least as protective as those terms attached as Exhibit I.

2.2 Grant of Services Distribution Rights. TRX grants to AXP a non-exclusive right to promote, market and resell the Services to AXP Customers subject to the provisions of this SOW and the Agreement.

2.3 Rights to Updates. AXP shall be entitled to promote, market, and resell updates and modifications made to the Services, if such updates or modifications are made generally available to all clients of the Services.

2.4 Rights to New Functionality. If TRX introduces new functionality into the Services, TRX may, in its sole discretion, offer such new functionality to all its clients for an additional fee specified by TRX. AXP shall be under no obligation to acquire such new functionality.

2.5 Right to Private Label the TRAVELTRAX Services. AXP shall have the right to display the TRAVELTRAX Services on the Internet using AXP’s own trademarks, trade names, and service marks (“Private Label”) so long as AXP: (i) follows all guidelines as they may be set forth by TRX from time to time; and (ii) limits access to the Private Label TRAVELTRAX Services to AXP itself and its Customers. All TRX Marks may be removed except that the Private Labeled TRAVELTRAX Services must include the “Powered by TRX” logo (to be provided to AXP by TRX) on the Customer login and main screens.

* CONFIDENTIAL TREATMENT REQUESTED

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2.6 Authorized Use of Services. AXP may use the Services to access the TRAVELTRAX database that TRX has populated on its behalf only with AXP Data for Transactions processed by AXP, AXP’s Affiliates, or Customer (collectively the “TRAVELTRAX Data”), and only for travel booked by AXP, AXP’s Affiliates, or Customer and only from the data sources authorized in writing in advance by TRX.

2.7 Authorized Uses of TRAVELTRAX Web Reporting. AXP and its Affiliates may use TRAVELTRAX Web Reporting solely in connection with the TRAVELTRAX Data and enable the personnel of AXP and its Affiliates to access and operate TRAVELTRAX Web Reporting through an extended computer network (such as the Internet) and through such access to generate reports, and enable the personnel of Customers to which AXP provides services to access and operate TRAVELTRAX Web Reporting through an extended computer network (such as the Internet) and through such access to general reports pertaining to such Customer. AXP is solely responsible for administering passwords and identifications and controlling the access of TRAVELTRAX Web Reporting users to specific data records. AXP shall not provide access to any end-user for which AXP has not assigned a user I.D.

2.8 Provision of Other Services. If TRX agrees to perform services that are not described in Exhibit A, the parties will execute an amendment to this SOW or an individual Task Order under this SOW, as applicable. Such amendment or task order must be executed by authorized signatories of the parties prior to TRX beginning any additional services.

2.9 Existing and Prospective TRX TRAVELTRAX Customers. AXP and TRX shall work together in good faith to determine which AXP Customers shall be offered the opportunity to utilize the TRAVELTRAX Services, and in the event that an AXP prospect for such Services is an existing TRX TRAVELTRAX customer, such a Customer will not be implemented on the TRAVELTRAX Services unless TRX and AXP mutually agree to provides services to the Customer through this SOW.

2.10 Support Services. During the term of this SOW, TRX will provide the following maintenance and support services to AXP in connection with the TRAVELTRAX Services in accordance with the Service Level Agreement attached in Exhibit B. AXP shall provide first level support to its Customers.

2.11 AXP Systems. AXP shall be solely responsible for procuring and maintaining the necessary hardware and software for accessing and utilizing the Services.

2.12 Provision of AXP Data. As between Vendor and AXP, AXP is responsible for the quality and accuracy of all AXP Data and other input provided to Vendor by AXP or any party on AXP’s behalf. Vendor shall not be responsible or liable for any delay resulting from any failure by AXP to comply with AXP’s responsibilities under this Section. AXP assumes full responsibility for the data provided, stored or transmitted by means of the Services, and the use of such data, including the results obtained from such use.

a.	Internally Provided Data. If AXP is directly providing AXP Data to TRX (“Internally Provided Data”), AXP must bear the expense of providing such data to TRX.

b.

Externally Provided Data. If AXP Data is provided by a third-party (a “Data Provider”), Vendor and AXP will execute a mutually agreeable data protection letter of agreement, and AXP will provide such letter to AXP’s named Data Providers so that Vendor may receive the data necessary for AXP to use the Services (“Externally Provided Data”). Additionally,

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Vendor may provide AXP’s Data Providers with a TRAVELTRAX utility (Agency ETL) to facilitate Vendor’s receipt of AXP’s Externally Provided Data. If AXP’s Data Providers do not use the TRAVELTRAX utility or do not transmit the AXP Data in a TRX-preferred file format, AXP will be billed at the Consulting Services hourly rate stated in Exhibit C. Notwithstanding anything else in this Statement of Work, AXP’s use of the Services is contingent upon Data Providers giving Vendor access to AXP’s Externally Provided Data. AXP shall bear the expense of providing such data to Vendor.

c.	AXP represents and warrants that provision and use of the AXP Data, whether such data is Internally Provided Data or Externally Provided Data, shall not violate the rights of any third-party.

2.13 Access by Authorized Users. AXP shall be solely responsible for ensuring that access by all users are Authorized Users including, but not limited to (a) ensuring that all persons to which AXP grants access have end user profiles that comply with applicable security and confidentiality policies of AXP; (b) issuing passwords to Authorized Users and ensuring the integrity and security of the passwords after their issuance; and (c) implementing any changes to Authorized Users’ profiles and access rights commensurate with such Authorized Users’ level of authority to utilize the Services.

3.	TERM AND TRANSITION ASSISTANCE.

3.1 Term: The term of this SOW No. 7 shall be from the Effective Date until 31 December 2012.

3.2 Transition Assistance: Upon termination of this Statement of Work for any reason (except for non-payment by AXP), Vendor’s obligation to provide the Services hereunder pursuant to the terms and prices set forth herein shall, upon AXP’s request, continue for a period of up to * after termination (“Transition Period”) and thereafter shall immediately cease. Irrespective of whether AXP requests Services during the Transition Period, Vendor shall cooperate and provide such assistance as is reasonably necessary to transfer the Services to another vendor or to AXP, including prompt delivery to AXP of all Customer Data and AXP Data in the standard format originally received by Vendor (such assistance, “Transition Assistance”). Except (i) with respect to such AXP Data delivery in the original format, or (ii) in the event of termination by AXP for cause, Vendor shall be compensated for the Transition Assistance on a time and materials basis at the hourly Consulting Services Fee listed in Exhibit D. After the expiration of the Transition Period, Vendor shall, at AXP’s direction, destroy or return to AXP all AXP’s Proprietary Information and AXP Intellectual Property in Vendor’s possession. For clarity, this Section 4.0 shall supersede Section 22.3 in the Agreement.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		TRX, Inc.

By:	/s/ John Fredell	By:	/s/ David D. Cathcart

Name:	John Fredell	Name:	David D. Cathcart
	(Type or print)		(Type or print)

Title:	Purchasing Manager	Title:	CFO

Date:	March 2, 2011	Date:	March 2, 2011

* CONFIDENTIAL TREATMENT REQUESTED

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EXHIBIT A

to Statement of Work No. 7, Dated February 18, 2011

TRAVELTRAX SERVICES DESCRIPTION

TRX provides a Web-based, corporate travel data reporting tool to provide comprehensive and timely reporting services (the “TRAVELTRAX Services”). The TRAVELTRAX Services will be provided for each individual Customer and will include only those services listed below.

Implementation Services:

The initial Implementation Services will be limited to those tasks outlined below in this Exhibit A. Additional services, including but not limited to data cleanse, enhancement, and forensics, may be requested pursuant to the execution of a Task Order as described in Section 4.3 of the Agreement. Implementation Services are subject to the Fees outlined in Exhibit D include the following activities:

*

•	Implementation Kick-Off, including assessment of AXP’s top priorities for Customer implementation.

•	Implementation Services includes * of training via WebEx. Additional WebEx training is offered at the Consulting Services Fees described in Exhibit D plus any actual travel and related expenses.

•	For each Customer authorized by AXP, TRX shall perform Implementation Services #5-7 referenced above, and such Implementation Services shall subject to the Fees outlined in Exhibit D.

•	AXP Responsibilities:

•	Attendance in weekly or bi-weekly meetings during implementation phase(s) of roll out.

•

Serve as key contact and relationship manager with each Customer and each respective Data Provider, as maximum utilization of TRAVELTRAX Services is reliant upon TRX’s receipt of timely and accurate data from such Data Providers.

•	Responsible for the completeness, quality and accuracy of all AXP Data and other input provided to TRX by AXP or any party providing data on AXP’s behalf.

Ongoing Reporting Services: Each Customer implemented as described above will receive the Reporting Services on an ongoing basis subject to the Fees outlined in Exhibit D. Such Reporting Services will be limited to the access of the TRAVELTRAX Database that TRX has populated on AXP’s behalf with the TRAVELTRAX Data and the use of the TRAVELTRAX Web Reporting to generate certain reports and perform certain data enhancements as further described below.

* CONFIDENTIAL TREATMENT REQUESTED

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•

Population of the TRAVELTRAX Database. Vendor shall import certain data feeds containing TRAVELTRAX Data into the TRAVELTRAX Database. TRAVELTRAX Data shall be categorized according to Data Type, and the importing and processing of such TRAVELTRAX Data for each Customer shall be subject to the Transaction Fees outlined in Exhibit D.

•

Reporting Packages. Vendor shall provide AXP with access to TRAVELTRAX Web Reporting during the term of the SOW to generate the following collections of reports (the “Report Packages”). The fees for such Reporting Packages are included in the Transaction Fees outlined in Exhibit D.

*

From time to time, TRX may, in its sole discretion, increase or modify the type and number of standard reports in each Reporting Package. AXP shall have access to all standard reports offered under each Reporting Package listed above, and in the event AXP requests TRX to customize a report, such customization will be billed at the Consulting Services Fee referenced in Exhibit D.

•

Data Enhancements. Vendor shall provide AXP with access to the following additional transaction processing services for enhanced reporting (the “Data Enhancements”) as listed below subject to the Data Enhancement Transaction Fees outlined in Exhibit D. During the term of the SOW, in the event AXP elects to receive additional Data Enhancements offered by TRX, the scope and pricing of such Data Enhancements will be documented in an amendment to this Statement of Work and mutually agreed between the parties.

*

Optional Services:

*. Upon AXP’s written request, TRX will * in TRAVELTRAX, so that AXP’s Customers will experience the same look and feel in using the TRAVELTRAX Services as they have *. The look and feel of * under the Agreement. The parties will execute an amendment to this SOW or an individual Task Order under this SOW, as applicable. Such amendment or Task Order must be executed by authorized signatories of the parties prior to TRX beginning any additional services.

* CONFIDENTIAL TREATMENT REQUESTED

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EXHIBIT B

to Statement of Work No. 7, Dated February 18, 2011

SERVICE LEVEL AGREEMENT

This Exhibit B sets forth certain levels of service that TRX is required to meet in performing the TRAVELTRAX Services during the Term (“Service Levels”). TRX shall provide support to AXP, and AXP shall provide support directly to its Customers, unless otherwise agreed by the parties.

1. ERROR DEFINITIONS AND RESPONSE TIMES.

a. A “Critical Problem” is an error resulting in AXP’s inability to use the Services; an example is the inability to use the reporting website. TRX will respond to and use reasonable efforts to correct reported Critical Problems within *.

b. A “Major Problem” is an error that materially restricts AXP’s use of the Services but does not render the Services completely unusable; examples include the inability to use a function or feature, or a failure that requires ongoing intervention to maintain productive use. TRX will respond to and use reasonable efforts to correct Major Problems within * or less.

c. A “Minor Problem” is an error that does not materially restrict use of the Services but causes reduced functioning of non-critical Service features. TRX will respond to and use reasonable efforts to correct Minor Problems in * or less.

2. PROCEDURES.

a. In the event AXP encounters an error, bug or malfunction in the Services, AXP’s operational representative(s) shall promptly provide written notice to TRX, describing the problem and indicating its severity.

b. TRX shall use reasonable efforts to verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use reasonable efforts to correct the reported problem.

c. TRX will respond to each reported error in writing with an estimate of the time necessary to resolve the error and will use reasonable efforts to correct errors as promptly as possible.

d. TRX will advise AXP in writing upon implementation of error corrections.

e. With respect to a Critical Problem report that is not resolved in less than *, TRX will: a) promptly assign a data analyst to investigate the error; b) provide AXP with status updates every * until resolution; and c) use reasonable efforts to provide a workaround or correction on an urgent, first priority basis.

f. AXP shall provide TRX with all information which it may have which would aid TRX in replicating and resolving any issues encountered with the Services, and shall cooperate with TRX in resolving, correcting and/or addressing any errors or issues encountered.

g. TRX shall provide reasonable telephone and electronic assistance, during TRX’s normal support business hours, currently defined as *. Telephone support is available at *, via a toll-free phone number in the US and Canada *, a toll-free number in the UK and a toll number for all other regions. Voice-mail is available for non-emergency calls. TRX support can be obtained by sending e-mail to atltraveltraxsupport@trx.com or an alternate address that may be supplied by TRX from time to time. In addition to phone and email support, Frequently Asked Questions screens are available throughout the application.

3. ACKNOWLEDGEMENT. AXP acknowledges that some errors may not be within TRX’s ability to control or fix. TRX shall use reasonable efforts to verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use its reasonable efforts to correct the reported problem. TRX shall have no obligation regarding any problem that is outside of its control or otherwise not due to any act or omission of TRX.

* CONFIDENTIAL TREATMENT REQUESTED

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4. SCHEDULED MAINTENANCE. From time to time, TRX shall designate certain time periods (“Scheduled Maintenance Windows”) during which it may limit or suspend the availability of the Services to perform necessary maintenance or upgrades. In addition, TRX reserves the right to perform any required maintenance work outside of the Scheduled Maintenance Window with prior notice to AXP. As of the Effective Date of this Agreement, the regularly-scheduled maintenance windows are * Eastern time, on Wednesdays, and on Saturdays * Eastern time.

5. ADDITIONAL SUPPORT.

a. Customization. Upon AXP’s request, and in TRX’s reasonable and sole discretion, TRX shall use reasonable efforts to provide new or modified functionality for AXP or AXP’s Customers. Prior to commencement of any such customization, the parties will execute a Task Order containing development specifications and cost estimates based on the then prevailing customization fees. Customization of the Services may include, but is not limited to, development of TRAVELTRAX reports, consultation regarding administration of the Services, the addition, deletion or modification of Data Source Files and/or Output Data Files, and changes related to Data Source Providers. No such customization shall be considered AXP Developed Property under this Statement of Work unless specifically identified as such in the Task Order.

b. TRAVELTRAX Support. AXP will not be invoiced for TRAVELTRAX Support when TRX uses resources to perform routine procedures to monitor or maintain the Services and the associated load and delivery processes, nor in the event that an error is caused by an act or omission of TRX. AXP requests related to customization as described in Section 5(a) above, custom Support Services (i.e. above and beyond the Support that is included with the TRAVELTRAX Services), and support for any problem that is outside of TRX’s control or otherwise not due to any act or omission of TRX are excluded from the definition of TRAVELTRAX Support, and thus will result in additional fees to AXP. TRAVELTRAX Support hours are listed at www.traveltrax.com.

c. Service Level. TRX will maintain availability of the Services so as to meet or exceed the following Service Levels:

Service Level	Description	Min Service Level
Operational Hours	Hours for which the Services are to be available for access by Client.	*

System Availability*	The percentage time that the Services is in service and fully available for access and data input by Client.	*

*	Calculated as follows: for a single month, the aggregate amount of actual uptime expressed as a percentage of the scheduled uptime less excusable downtime (for scheduled maintenance) for the TRAVELTRAX Services (i.e., System Availability = Actual Uptime / (Scheduled Uptime – Excusable Downtime)).

* CONFIDENTIAL TREATMENT REQUESTED

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EXHIBIT C

to Statement of Work No. 7, Dated February 18, 2011

VENDOR KEY PERSONNEL AND PROJECT MANAGERS

Not Applicable.

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EXHIBIT D

to Statement of Work No. 7 Dated February     , 2011

FEES

TRAVELTRAX PRICING AND PAYMENT TERMS

Single Payer. TRX shall directly invoice AXP as the single payer of all fees incurred hereunder, and AXP shall be responsible for payment to TRX of such fees, including without limitation AXP Customers’ Transaction Fees. TRX shall include with its invoices to AXP details of the invoiced fees reasonably sufficient to enable it to allocate and/or invoice such fees to its Customers.

Fee Schedule. Each Customer’s pricing for TRAVELTRAX Services is determined by the duration of the implementation, number and complexity of data feeds, the number and type of Transactions processed by the TRAVELTRAX Services plus any additional services requested by the Customer. The specific fees for AXP’s and each Customer’s use of the Services is outlined in the Fee Schedule below.

*

Pricing does not include any travel or other reimbursable expenses. In accordance with the Agreement, TRX will invoice AXP for all reasonable expenses incurred in TRX’s performance under this Statement of Work at actual cost. Such expenses include but are not limited to: travel, lodging, and other miscellaneous expenses.

* CONFIDENTIAL TREATMENT REQUESTED

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EXHIBIT E

to Statement of Work No. 7, Dated February 18, 2011

VENDOR THIRD PARTY PROVIDERS

No Third Party Providers are engaged for the Services of this SOW.

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EXHIBIT H

to Statement of Work No. 7, Dated February 18, 2011

SERVICES/SYSTEMS ENCRYPTION INFORMATION SCHEDULE

Encryption Information

Identify each hardware and software component of each of the Services/Systems (or any component thereof) having encryption capability by its respective unbundled part number and level of encryption.

Services/Systems Component(s)	Unbundled Part Number	Level of Encryption(e.g. 40 bit, 56 bit, 128 bit etc.)	Type (e.g. DES, Blowfish, RC2, CAST etc.)

*	N/A	*	*

*	N/A	*	*

* CONFIDENTIAL TREATMENT REQUESTED

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EXHIBIT I

to Statement of Work No. 7, Dated February 18, 2011

MINIMUM TERMS AND CONDITIONS FOR AXP AGREEMENTS WITH CUSTOMERS

In accordance with Section 2 of this SOW, AXP is required to execute an agreement with its Customers governing the access to and use of the Services. AXP’s agreements with its Customers for the Services shall contain the minimum terms and conditions stated below (or terms conceptually similar). AXP may not include any terms that are conceptually inconsistent with this Exhibit I, that are less protective of TRX’s rights, or that otherwise render TRX’s performance under this Agreement impossible. In the terms below, AXP is “Distributor”, TRX is “Provider” and AXP’s Customer is identified as “Customer” for purposes of in this Exhibit I only.

1. GRANT OF RIGHTS.

a. Right to Use. Upon Customer’s and Distributor’s execution of this agreement, Distributor shall provide Customer with the data collection and normalization services listed in this agreement (“Data Services”). This agreement is personal to Customer.

b. Reservation of Rights. All rights not specifically granted Customer under this agreement are expressly reserved to Distributor and/or its provider of Data Services (“Provider”). Such Provider shall be, at all times, intended third party beneficiaries to this Agreement. Upon prior written notice to Customer by Distributor, Provider reserves the right, in its sole discretion, to modify, discontinue, add, adapt, or otherwise change any design or specification of the Data Services and/or policies, procedures, and requirements specified in or related hereto. Customer acknowledges that Distributor shall provide Customer’s data to its Provider for the purposes of providing the Data Services.

c. Restrictions. Customer acknowledges and warrants that it shall not itself, and shall not allow any other party to, in any manner or form: (a) use Data Services except as expressly provided for in this Agreement; (b) assign the rights to use Data Services to another party, by operation of law or otherwise. Any attempt to do so shall be void, and this Agreement shall automatically terminate without notice concurrently therewith.

2. PROPRIETARY RIGHT PROTECTION. Distributor will be disclosing to Customer certain confidential and trade secret information in tangible or intangible form, including but not limited to information related to the Data Services, documentation, all adaptations and modifications, all derivative works, and all related information and materials, and all copies (“Proprietary Information”) of Distributor or its Providers. The Proprietary Information has tangible value, is the intellectual property of Distributor or its Providers, and is protected by law, including without limitation United States copyright laws and international treaties. The Proprietary Information is, and remains, Distributor’s or its Providers’ sole and exclusive property. Distributor or its Provider would be irreparably damaged if the Proprietary Information were disclosed without its prior authorization. Therefore, Customer acknowledges and agrees that: (a) Customer will maintain the Proprietary Information in the strictest confidence and will use the Proprietary Information only for the performance of Customer’s rights and obligations under this Agreement; and (b) other than as expressly provided in this Agreement, it shall have no right to copy or reproduce the Proprietary Information, in whole or in part, electronically or otherwise, without the owner’s express prior written permission, and will return any Proprietary Information (and any copies) upon termination of this Agreement. Any breach of this Section 2 by Customer will result in immediate and irreparable injury to Distributor or Provider, who shall be entitled to take whatever action may be necessary, at law or in equity, to preserve the trade secret, confidential, and proprietary nature of the Proprietary Information.

3. NO OBLIGATION TO CORRECT ERRORS. Distributor and its Provider shall use reasonable efforts to verify the cause of any errors in the Data Services reported by Customer, Distributor and Provider’s sole obligation shall be to use reasonable efforts to correct the reported error.

4. WARRANTY DISCLAIMERS. DATA SERVICES ARE PROVIDED “AS IS” WITHOUT, AND DISTRIBUTOR MAKES NO, AND HEREBY

DISCLAIMS ALL, WARRANTIES AND REPRESENTATIONS, WHETHER ORAL OR WRITTEN, OR EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE USE, MISUSE, OR INABILITY TO USE THE DATA SERVICES OR ANY OTHER PRODUCTS OR SERVICES PROVIDED HEREUNDER, THEIR QUALITY OR RELIABILITY, OR THEIR MERCHANTABILITY, TITLE, NONINFRINGEMENT OF THIRD PARTY RIGHTS, OR FITNESS FOR A PARTICULAR PURPOSE.

5. LIABILITY; REMEDY LIMITATIONS. IN NO EVENT SHALL ANY OF DISTRIBUTOR’S PROVIDERS, OR ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES, OR OTHER RELATED PARTIES, BE LIABLE TO CUSTOMER FOR DAMAGES OF ANY KIND OR NATURE OR IN ANY MANNER WHATSOEVER, REGARDLESS OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT OR PRODUCTS LIABILITY, TORT, OR OTHERWISE, AND REGARDLESS OF THE FORM OF DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, PROCUREMENT COSTS OF SUBSTITUTE PRODUCTS, OR LOST PROFITS, SAVINGS, OR GOODWILL, REGARDING THIS AGREEMENT OR RESULTING FROM OR IN CONNECTION WITH DISTRIBUTOR’S PERFORMANCE HEREUNDER OR THE USE, MISUSE, OR INABILITY TO USE APPLICATION SERVICES OR OTHER PRODUCTS OR SERVICES, EVEN IF DISTRIBUTOR OR ANY OF ITS PROVIDERS HAS BEEN NOTIFIED OF THE POSSIBILITY THEREOF. CUSTOMER AGREES TO LOOK SOLELY TO DISTRIBUTOR FOR ITS REMEDIES UNDER THIS AGREEMENT, AND THAT THE LIABILITY LIMITATIONS SET FORTH IN THIS SECTION SHALL SURVIVE TERMINATION OF ITS RELATIONSHIP WITH DISTRIBUTOR AND CONTINUE IN FULL FORCE AND EFFECT DESPITE ANY FAILURE OF AN EXCLUSIVE REMEDY.

6. TERMINATION.

a. Distributor/Customer Contract. Distributor may terminate this Agreement and all rights to use Data Services and possess any related information or material immediately upon Customer’s failure to comply with any material provision of this Agreement. Upon termination of this Agreement, Customer agrees to return to Distributor all materials in any form related to the Proprietary Information, specifically including documentation and all copies thereof; and acknowledges and agrees that its obligations under any provisions which by their content and context are intended to survive termination, including without limitation provisions regarding the protection and security of the Proprietary Information, shall so survive.

b. Distributor/Provider Contract. In the event of termination of the contract between Distributor and Provider that authorizes Distributor to provide the Data Services, Customer agrees that Provider shall continue to process Customer’s transactions for a reasonable time (not to exceed thirty (30) days), or until such time as: (1) Customer enters into an agreement with another Data Services distributor; (2) contracts directly with the Provider for the provision of Data Services; (3) or provides notice to Provider of its desire to no longer utilize the Data Services.

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